Exhibit 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT
          Amendment No. 1, dated as of March 14, 2011 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, and as further amended and restated on October 22, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Travelport Limited, a company incorporated under the laws of Bermuda (“Holdings”), UBS AG, Stamford Branch, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent, L/C Issuer and Swing Line Lender, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Section 10.01 of the Credit Agreement permits the Borrower and the Required Lenders to enter into amendments or waivers to the Credit Agreement; and
          WHEREAS, the Required Lenders and the Borrower desire to amend the Credit Agreement on the terms set forth herein.
          NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     Section 1. Amendments
          (a) The following definitions shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     ““Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of March 14, 2011.
     ““Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No 1.
     ““Permitted Disposition” means the disposition of GTA Holdco Limited, GTA Americas LLC, Columbus Technology Developments Limited and Octopus Travel.com (USA) Ltd, in each case pursuant to the Permitted Disposition Agreement.”
     ““Permitted Disposition Agreement” means the Share Purchase Agreement, dated as of March 5, 2011 by and among Gullivers Services Limited, Travelport (Bermuda) Ltd. and Travelport Inc., as the sellers, Travelport Limited, as the Travelport guarantor, Kuoni Holdings Plc, Kuoni Holding Delaware, Inc. and KIT Solution AG, as the purchasers, and Kuoni Reisen Holding AG, as the Kuoni guarantor.”.
          (b) Clause (iii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended by deleting the following words from subclause (C) of such definition “, closed or classified as discontinued operations”.
          (c) Clause (a) of the definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by deleting subclause (D) thereof (which deletion shall end where the words “it being understood” appear in such clause (a)) and replacing it with the following: “(D) any reserves for adjustment in respect of (x) the sale price of such assets or assets established in accordance with GAAP, including working capital adjustments, (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (z) any indemnification obligations associated with such asset or assets or such transaction (provided that, solely with respect to the Permitted Disposition, amounts deducted from Net Cash Proceeds pursuant to this subclause (D) shall not exceed, individually or in the aggregate, $30,000,000)”.
          (d) Section 2.05(b)(ii) of the Credit Agreement is hereby amended by (A) adding “or 7.05(p)” after each time “7.05(n)” appears in such Section 2.05(b)(ii) and (B) after the words “ten (10) Business Days” appear in such Section 2.05(b)(ii), adding the following: “(but in the case of a Disposition effected pursuant to Section 7.05(p), five (5) Business Days).
          (e) Section 7.05 of the Credit Agreement is hereby amended by (A) removing the “and” at the end of clause (n)(ii) thereof, (B) adding “and” after the second semicolon in clause (o) thereof and (C) adding a new clause (p) immediately following such clause (o) which shall state as follows:
“(p) entry into the Permitted Disposition Agreement and consummation of the Permitted Disposition; provided that (i) the Permitted Disposition shall not be consummated unless at least $655,000,000 of Net Cash Proceeds will be received by the Borrower and/or its Subsidiaries (other than an Unrestricted Subsidiary) upon consummation thereof, (ii) such Net Cash Proceeds shall be applied to prepay Term Loans pursuant to Section 2.05(b)(ii); (iii) notwithstanding any provision to the contrary contained in the Loan Documents, the Permitted Disposition shall only be made pursuant to and in accordance with this Section 7.05(p) and not pursuant to any other provision of this Agreement, and (iv) the Borrower shall give prompt written notice to the Administrative Agent of the earlier to occur of (A) the termination or expiration of the Permitted Disposition Agreement and (B) the consummation of the Permitted Disposition;”.
     Section 2. Conditions Precedent to the Effectiveness of this Amendment
          This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied (the “Amendment No. 1 Effective Date”):

     (a) the Administrative Agent shall have received this Amendment, duly executed by the Borrower and a number of Lenders sufficient to constitute the Required Lenders;
     (b) the representations and warranties in Section 3(a)(ii) and (iii) shall be true and correct in all material respects as of the Amendment No. 1 Effective Date (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects) and the representations and warranties in Sections 3(a)(i), (b), (c) and (d) shall be true and correct as of the Amendment No. 1 Effective Date; and
     (c) the Borrower shall have paid all fees and expenses payable to the Lenders and the Administrative Agent, including as set forth in Section 4 hereof.
     Section 3. Representations and Warranties
          On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
     (a) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which the Borrower is a party or affecting Borrower or the properties of the Borrower or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;
     (b) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates; and
     (c) after giving effect to the effectiveness of this Amendment, the modification of the Credit Agreement effected pursuant to this Amendment does not:

     (i) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or
     (ii) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens; and
          (d) no Default or Event of Default has occurred and is continuing.
     Section 4. Fees and Expenses
          (a) The Borrower agrees to pay on demand in accordance with the terms of Section 10.04 of the Credit Agreement all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent (including all Attorney Costs of Cahill Gordon & Reindel llp) in connection with the preparation, negotiation and execution of this Amendment.
          (b) Each Lender which shall have duly executed and delivered to the Borrower and the Administrative Agent this Amendment on or prior to 5:00 p.m., New York City time, on March 11, 2011 shall be paid by the Borrower on the Amendment No. 1 Effective Date a fee equal to 0.05% multiplied by the sum of the aggregate principal amount of Term Loans, the Revolving Credit Commitments (whether used or unused), the Non-Extended Synthetic L/C Commitment of such Lender, in each case as set forth on the Register maintained by the Administrative Agent.
     Section 5. Reference to and Effect on the Loan Documents
          (a) Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, Holdings, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents or for any purpose.
          (c) Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.
          (d) This Amendment is a Loan Document. For the avoidance of doubt, the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment.

     Section 6. Execution in Counterparts
          This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     Section 7. Governing Law
          THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 8. Headings
          Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     Section 9. Notices
          All communications and notices hereunder shall be given as provided in the Credit Agreement.
     Section 10. Severability
          The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
     Section 11. Successors
          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 12. Waiver of Jury Trial
          EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12 WITH ANY COURT AS

WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[SIGNATURE PAGES FOLLOW]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

TRAVELPORT LLC, as Borrower
By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Authorized Person

UBS AG, STAMFORD BRANCH, as Administrative Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director